EXHIBIT 10.8

KEYSIGHT TECHNOLOGIES, INC.
EMPLOYEE STOCK PURCHASE PLAN

(Effective November 1, 2014)

1.                                     PURPOSE.

The purpose of this Plan is to provide an opportunity for Employees of Keysight Technologies, Inc. (the “Corporation”) and its Designated Companies to purchase Common Stock of the Corporation and thereby have an additional incentive to contribute to the prosperity of the Corporation.  This Plan includes two components: a Code Section 423 Component (the “423 Component”) and a non-Code Section 423 Component (the “Non-423 Component”).  It is the intention of the Corporation that the 423 Component qualify as an “employee stock purchase plan” under Section 423 of the Code.  The Non-423 Component does not qualify as an “employee stock purchase plan” under Section 423 of the Code and options may be granted thereunder pursuant to rules, procedures or sub-plans adopted by the Board to achieve tax, securities law or other objectives for the Corporation, its Designated Companies and/or eligible Employees.  Except as otherwise provided herein, the Non-423 Component will operate and be administered in the same manner as the 423 Component.  Offerings intended to be made under the Non-423 Component will be designated as such by the Board or the Committee at or prior to the time of such Offering.

2.                                     DEFINITIONS.

(a)                                “Affiliate” shall mean (i) any entity that, directly or indirectly, is controlled by, controls or is under common control with, the Corporation or (ii) any entity in which the Corporation has a significant equity interest, in either case as determined by the Board or Committee.  An Affiliate that is not also a Subsidiary may be a Designated Company only under the Non-423 Component of the Plan.

(b)                                “Board” shall mean the Board of Directors of the Corporation.

(c)                                 “Code” shall mean the Internal Revenue Code of 1986, of the USA, as amended.  Any reference to a Section of the Code herein shall be a reference to any successor or amended Section of the Code.

(d)                                “Committee” shall mean the committee appointed by the Board in accordance with Section 15 of the Plan.

(e)                                 “Common Stock” shall mean the Common Stock of the Corporation, or any stock into which such Common Stock may be converted.

(f)                                  “Compensation” shall mean an Employee’s base cash compensation, commissions and shift premiums (or in foreign jurisdictions, equivalent cash compensation, including 13th/14th month payments or similar additional annual wage concepts under local law) paid on account of personal services rendered by the Employee to the Corporation or a Designated Company, which shall be determined prior to deduction of deferrals of base pay under the Keysight Technologies, Inc. 2014 Deferred Compensation Plan, or any successor plan thereto, but shall exclude payments for overtime, incentive compensation, incentive payments and bonuses, with any modifications determined by the Committee.  The Committee shall have the authority to determine and approve all forms of pay to be included in the definition of Compensation and may change the definition on a prospective basis.

(g)                                 “Contributions” means the payroll deductions or other approved contributions that the Corporation may permit to be made by a Participant as required by applicable laws or determined by the Committee, in its sole discretion, to fund the exercise of options granted pursuant to the Plan.

(h)                                “Corporation” shall mean Keysight Technologies, Inc., a Delaware corporation.

(i)                                    “Designated Affiliate” shall mean an Affiliate that has been designated by the Committee as eligible to participate in the Non-423 Component of the Plan with respect to its Employees.

(j)                                   “Designated Company” shall mean any Subsidiary or Affiliate that has been designated by the Committee from time to time in its sole discretion as eligible to participate in the Plan.  For purposes of the 423 Component, only the Corporation and its Subsidiaries may be Designated Companies, provided, however that at any given time, a Subsidiary that is a Designated Company under the 423 Component shall not be a Designated Company under the Non-423 Component.

(k)                                “Designated Subsidiary” shall mean a Subsidiary that has been designated by the Committee as eligible to participate in the Plan with respect to its Employees.

(l)                                    “Employee” shall mean an individual classified as an employee (within the meaning of Code Section 3401(c) and the regulations thereunder) by the Corporation or a Designated Company on the Corporation’s or such Designated Company’s payroll records during the relevant participation period.  Employees shall not include individuals classified as independent contractors.

(m)                            “Entry Date” shall mean the first Trading Day of the Offering Period or, for new Participants, the first Trading Day of their first Purchase Period.

(n)                                “Exchange Act” means the U.S.  Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

(o)                                “Fair Market Value” shall be the closing sales price for the Common Stock (or the closing bid, if no sales were reported) as quoted in The Wall Street Journal or such other source as the Committee deems reliable, on the date of determination if that date is a Trading Day, or if that day is not a trading day, for the last market Trading Day prior to the date of determination.  In the absence of an established market for the Common Stock, the Fair Market Value thereof will be determined in good faith by the Board or Committee.

(p)                                “Offering” means an offer under the Plan of an option that may be exercised during an Offering Period as further described in Section 4.  Unless otherwise specified by the Committee, each Offering under the Plan to the Employees of the Corporation or a Designated Subsidiary shall be deemed a separate Offering, even if the dates of the applicable Offering Periods of each such Offering are identical, and the provisions of the Plan will separately apply to each Offering.  To the extent permitted by U.S. Treasury Regulation Section 1.423-2(a)(1), the terms of each Offering need not be identical provided that the terms of the Plan and an Offering together satisfy U.S. Treasury Regulation Section 1.423 2(a)(2) and (a)(3).

(q)                                “Offering Period” shall mean the period of up to twenty-four (24) months during which an option granted pursuant to the Plan may be exercised.  Notwithstanding the foregoing, unless changed by the Committee, “Offering Period” shall mean a period of approximately six (6) months and Offering Periods shall commence on the first Trading Day on or after November 1 and May 1 of each year and terminate on the last Trading Day, respectively, of the subsequent April and October.  The duration and timing of Offering Periods may be changed or modified by the Committee.

(r)                                   “Participant” shall mean a participant in the Plan as described in Section 5 of the Plan.

(s)                                  “Plan” shall mean this Keysight Technologies, Inc. Employee Stock Purchase Plan, including both the 423 Component and Non-423 Component, as amended from time to time.

(t)                                   “Purchase Date” shall mean the last Trading Day of each Purchase Period.

(u)                                “Purchase Period” shall mean the period of six (6) months commencing after one Purchase Date and ending with the next Purchase Date.  Purchase Periods may run consecutively after the termination of the preceding Purchase Period.  Notwithstanding the foregoing, subject to the Committee’s discretion to modify Offering and Purchase Periods, “Purchase Period” shall mean the six (6) month period commencing on the first day of an Offering Period and ending on the last day of such Offering Period.

(v)                                “Purchase Price” shall mean eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Purchase Date, provided, however, that the Committee may elect with respect to future Offering Periods to establish the Purchase Price as eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Entry Date or the Purchase Date, whichever is lower; provided however, that the Purchase Price may be adjusted by the Committee pursuant to Section 8.4.

(w)                              “Shareholder” shall mean a record holder of shares entitled to vote shares of Common Stock under the Corporation’s by-laws.

(x)                                “Subsidiary” shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, as described in Code Section 424(f).

(y)                                “Trading Day” shall mean a day on which U.S. national stock exchanges and the New York Stock Exchange are open for trading.

(z)                                 “U.S. Treasury Regulations” means the Treasury regulations of the Code.  Reference to a specific Treasury Regulation or Section of the Code shall include such Treasury Regulation or Section, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.

3.                                     ELIGIBILITY.

Any Employee regularly employed by the Corporation or by any Designated Company on an Entry Date shall be eligible to participate in any one or more of the Offerings of options to purchase the Corporation’s Common Stock under the Plan with respect to the Purchase Period commencing on such Entry Date; provided that the Committee may establish administrative rules requiring that employment commence some minimum period (e.g., one pay period) prior to an Entry Date to be eligible to participate with respect to the Purchase Period beginning on that Entry Date.  Notwithstanding the foregoing, an Employee’s eligibility to participate in the Plan shall be subject to the following limitations:

(a)                                the Committee, in its discretion may, from time to time, prior to an Entry Date for all options to be granted on such Entry Date in an Offering, determine (on a uniform and nondiscriminatory basis or as otherwise permitted by U.S. Treasury Regulations Section 1.423-2(e)) that the following categories of Employees are not eligible to participate in the Plan:

(i)                                     Employees who are customarily employed by the Corporation or a Designated Company for 20 hours or less per week or for five months or less in any calendar year (or such lesser period of time as may be determined by the Committee in its discretion);

(ii)                                  Employees who are “highly compensated employees” within the meaning of Code Section 414(q) or Employees or who are officers or subject to the disclosure requirements of Section 16(a) of the Exchange Act, provided the exclusion is applied with respect to each Offering in an identical manner to all highly compensated individuals of the Designated Subsidiary whose Employees are participating in that Offering; or

(iii)                               Employees who do not meet any other eligibility requirements that the Committee may choose to impose (within the limits permitted by the Code);

(b)                                eligible Employees who are citizens or residents of a non-U.S. jurisdiction (without regard to whether they also are citizens or residents of the United States or resident aliens within the meaning of Section 7701(b)(1)(A) of the Code) may be excluded from participation in the Plan or an Offering if the participation of such Employees is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Plan or an Offering to violate Section 423 of the Code;

(c)                                 an Employee may not be granted an option under the Plan if immediately after such option is granted the Employee owns or is considered to own (within the meaning of Code Section 424(d)), shares of stock, including stock which the Employee may purchase by conversion of convertible securities or under outstanding options granted by the Corporation, possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation or of any of its Subsidiaries;

(d)                                an Employee may be excluded from participation in an Offering under the Non-423 Component if the Committee determines that participation of such individual is not advisable or practicable for legal or administrative reasons.

All Employees who participate in an Offering shall have the same rights and privileges under the Plan except for differences which may be mandated by local law and which are consistent with U.S. Treasury Regulation Section 1.423-2(f)(4); provided, however, that Employees participating in an Offering under the Non-423 Component need not have the same rights and privileges as other Employees participating in the same Offering under the 423 Component.

4.                                     OFFERING PERIODS.

Effective November 1, 2014, the Plan shall have Offering Periods of approximately six (6) months duration which shall commence on the first Trading Day on or after November 1 and May 1.  Each of these Offering Periods shall terminate with a Purchase Date on the last Trading Day, respectively, on or before April 30 and October 31.  Notwithstanding the foregoing, the Committee shall retain the authority to implement consecutive Offering Periods with a new Offering Period commencing on the first Trading Day on or after the date twenty-four (24) months from the first date of the immediately preceding Offering Period, or on such other date as the Committee shall determine, and continuing thereafter for twenty-four (24) months or until terminated pursuant to Section 14 hereof.

The Committee shall have the authority to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without Shareholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

5.                                     PARTICIPATION.

5.1                              An Employee who is eligible to participate in the Plan in accordance with Section 3 may become a Participant by completing and submitting, on a date prescribed by the Committee prior to an applicable Entry Date, a completed payroll deduction authorization and Plan enrollment form provided by the Corporation or by following an electronic or other enrollment process as prescribed by the Committee.  An eligible Employee may authorize payroll deductions at the rate of any whole percentage of the Employee’s Compensation, not to exceed ten percent (10%) of the Employee’s Compensation.  The Committee may, in its sole discretion, approve other methods of contributions for categories of Participants outside the United States, due to local legal requirements, and/or Participants on a leave of absence, as well as any procedures to facilitate the administration of such other methods of contribution.  All Contributions may be held by the Corporation and may be used by the Corporation for any corporate purpose, except to the extent required to be segregated due to local legal requirements outside the United States.  No interest shall be paid or credited to the Participant with respect to such Contributions, except as otherwise required by local law.  The Corporation shall maintain a separate bookkeeping account for each Participant under the Plan and the amount of each Participant’s Contributions shall be credited to such account.  A Participant may not make any additional payments into such account.

5.2                              Under procedures established by the Committee, a Participant may withdraw from the Plan during a Purchase Period, by completing and filing a new payroll deduction authorization and Plan enrollment form with the Corporation or by following electronic or other procedures prescribed by the Committee, prior to the fifth business day preceding the Purchase Date.  If a Participant withdraws from the Plan during a Purchase Period, his or her accumulated Contributions will be refunded to the Participant without interest, unless required by local law.  The Committee may establish rules limiting the timing and frequency with which Participants may withdraw and re-enroll in the Plan and may impose a waiting period on Participants wishing to re-enroll following withdrawal.

5.3                              A Participant may change his or her rate of Contributions at any time by filing a new payroll deduction authorization and Plan enrollment form or by following electronic or other procedures prescribed by the Committee.  If a Participant has not followed such procedures to change the rate of Contributions, the rate of Contributions shall continue at the originally elected rate throughout the Purchase Period and future Purchase Periods (including Purchase Periods of subsequent Offering Periods).  In order to comply with Section 423(b)(8) of the Code, the Committee may reduce a Participant’s Contributions to zero percent (0%) at any time during a Purchase Period.  The Committee may, in its sole discretion, limit the nature and/or number of Contributions rate changes that may be made by Participants during any Purchase Period, and may establish such other conditions or limitations as it deems appropriate for Plan administration.

6.                                     TERMINATION OF EMPLOYMENT.

In the event a Participant terminates employment with the Corporation or any Designated Company for any reason (including death) prior to the expiration of a Purchase Period, the Participant’s participation in the Plan shall terminate and all amounts credited to the Participant’s account shall be paid to the Participant or, in the case of death, to the Participant’s heirs or estate, without interest, except to the extent required by local law.  Whether a termination of employment has occurred and the date of such termination shall be determined by the Committee, in its sole discretion.  The Committee may also establish rules regarding when leaves of absence or changes of employment status will be considered to be a termination of employment, including rules regarding transfer of employment among Designated Companies, Subsidiaries, Affiliates and the Corporation, and the Committee may establish termination of employment procedures for this Plan which are independent of similar rules established under other benefit plans of the Corporation and its Subsidiaries and Affiliates.

7.                                     TRANSFER OF EMPLOYMENT BETWEEN PLAN COMPONENTS.

If a Participant transfers employment from the Corporation or a Designated Subsidiary participating in the 423 Component of the Plan to a Designated Company participating in the Non-423

Component, and such transfer is not deemed a termination of employment by the Committee, the Participant shall remain in the 423 Component Offering until the next Offering Period, provided he or she continues to be eligible to purchase shares of Common Stock under Code Section 423 requirements and if the Participant is not eligible under the Code Section 423 requirements, he or she shall immediately transfer to the Non-423 Component and may purchase shares of Common Stock under that Offering.  If a Participant transfers employment from a Designated Company in the Non-423 Component to the Corporation or any Designated Subsidiary in the 423 Component, and such transfer is not deemed a termination of employment by the Committee, the Participant shall continue to participate in the Non-423 Component until the earlier of (i) the end of the current Offering Period under the Non-423 Component, or (ii) the Offering Date of the first Offering Period in which he or she participates following such transfer.  Notwithstanding the foregoing, the Committee may establish different rules to govern transfers of employment between companies participating in the 423 Component and the Non-423 Component, consistent with the applicable requirements of Section 423 of the Code.

8.                                     OFFERING.

8.1                              Subject to adjustment as set forth in Section 11, the maximum number of shares of Common Stock which may be issued pursuant to the Plan shall be twenty-five (25) million shares plus an annual increase to be added on the first day of each fiscal year of the Corporation beginning in 2015, equal to one percent (1%) of the outstanding shares of the Corporation on such date or a lesser amount determined by the Committee, provided that the maximum number of shares of Common Stock that may be issued pursuant to the Plan shall be seventy-five (75) million.  If, on a given Purchase Date, the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Corporation shall make a pro-rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.  All or any portion of such maximum number of shares of Common Stock may be issued under the 423 Component.

8.2                              Each Purchase Period shall be determined by the Committee.  Unless otherwise determined by the Committee, the Plan will operate with successive six (6) month Purchase Periods commencing at the beginning of each fiscal year half (November 1 and May 1).  The Committee shall have the power to change the duration of future Purchase Periods, without Shareholder approval, and without regard to the expectations of any Participants.

8.3                              Each eligible Employee who has elected to participate as provided in Section 5.1 shall be granted an option to purchase that number of whole and fractional shares of Common Stock (not to exceed 5,000 shares) which may be purchased with the Contributions accumulated on behalf of such Employee during each Purchase Period at the Purchase Price specified in Section 8.4 below, subject to the additional limitation that no Employee shall be granted an option to purchase Common Stock under the Plan at a rate which exceeds U.S. twenty-five thousand dollars (U.S. $25,000) of the Fair Market Value of such Common Stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.  The foregoing sentence shall be interpreted so as to comply with Code Section 423(b)(8).

8.4                              The Committee has the right to establish that the Purchase Price under each option shall be the lower of: (i) a percentage (not less than eighty-five percent (85%)) established by the Committee (“Designated Percentage”) of the Fair Market Value of the Common Stock on the Entry Date on which an option is granted, or (ii) the Designated Percentage of the Fair Market Value of the Common Stock on the Purchase Date on which the Common Stock is purchased.  The Committee may change the Designated Percentage with respect to any future Offering Period, but not below eighty-five percent (85%), and the Committee may determine with respect to any prospective Offering Period that the option price shall be the Designated Percentage of the Fair Market Value of the Common Stock on the Purchase Date.  Notwithstanding the foregoing, however, unless the Committee exercises its discretion to change the manner in which the Purchase Price is determined, the Purchase Price shall equal eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on each Purchase Date.

9.                                     PURCHASE OF STOCK.

Upon the expiration of each Purchase Period, a Participant’s option shall be exercised automatically for the purchase of that number of whole and fractional shares of Common Stock which the accumulated Contributions credited to the Participant’s account at that time shall purchase at the applicable price specified in Section 8.4.  Should a pay day occur on a Purchase Date, a Participant will have any Contributions made on such day applied to his or her account under the current Purchase Period or Offering Period.

Notwithstanding the foregoing, at the time the option is exercised, the Corporation or its designee may make such provisions and take such action as it deems necessary or appropriate for the withholding of income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items which the Corporation or a Designated Company is required by law or regulation of any governmental authority to withhold.  Each Participant, however, shall be responsible for payment of all individual tax liabilities arising under the Plan.

10.                              PAYMENT AND DELIVERY.

As soon as practicable after the exercise of an option, the Corporation shall deliver to the Participant a record of the Common Stock purchased and the balance of any amount of Contributions credited to the Participant’s account not used for the purchase.  The Committee may permit or require that shares be deposited directly with a broker designated by the Committee or to a designated agent of the Corporation, and the Committee may utilize electronic or automated methods of share transfer.  The Committee may require that shares be retained with such broker or agent for a designated period of time and/or may establish other procedures as it deems appropriate to permit tracking of disqualifying dispositions of shares acquired under the 423 Component or for other purposes determined by the Committee.  The Corporation shall retain the amount of Contributions used to purchase Common Stock as full payment for the Common Stock and the Common Stock shall then be fully paid and non-assessable.  No Participant shall have any voting, dividend, or other Shareholder rights with respect to shares subject to any option granted under the Plan until the shares subject to the option have been purchased and delivered to the Participant as provided in this Section 10.

11.                              RECAPITALIZATION.

If there is any increase or decrease in the number of outstanding shares of Common Stock or other change affecting the shares of Common Stock or their value because of a stock split, stock dividend, other distribution (whether in the form of cash, shares of Common Stock, other securities or other property) other than a regular cash dividend, combination or other recapitalization of shares subject to options, the Board will, in such manner as it may deem equitable, make such proportional adjustments to (i) the number, class of Common Stock and kind of securities and the Purchase Price per share covered by each option under the Plan that has not yet been exercised, and (ii) the maximum number and class of shares of Common Stock and kind of securities that may be delivered under the Plan and (ii) the numerical limits specified in Section 8, and the Board shall take any further actions which, in the exercise of its discretion, may be necessary or appropriate under the circumstances.  The Board’s determinations under this Section 11 shall be conclusive and binding on all parties.

12.                              MERGER, LIQUIDATION, OTHER CORPORATION TRANSACTIONS.

In the event of the proposed liquidation or dissolution of the Corporation, the Offering Period will terminate immediately prior to the consummation of such proposed transaction, unless otherwise provided by the Board in its sole discretion, and all outstanding options shall automatically terminate and the amounts of all Contributions will be refunded without interest, except to the extent required by local law, to the Participants.

In the event of a proposed sale of all or substantially all of the assets of the Corporation, or the merger or consolidation of the Corporation with or into another corporation, then in the sole discretion of the Board, (i) each option shall be assumed or an equivalent option shall be substituted by the successor corporation or parent or subsidiary of such successor corporation, (ii) a date established by the Board on or before the date of consummation of such merger, consolidation or sale shall be treated as a Purchase Date, and all outstanding options shall be exercised on such date, or (iii) all outstanding options shall terminate and the accumulated Contributions will be refunded without interest, unless required by local law, to the Participants.

13.                              TRANSFERABILITY.

Options granted to Participants may not be voluntarily or involuntarily assigned, transferred, pledged, or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 23), and any attempted assignment, transfer, pledge, or other disposition shall be null and void and without effect.  If a Participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interests under the Plan, other than as permitted by Code Section 423(b)(9), such act shall be treated as an election by the Participant to discontinue participation in the Plan pursuant to Section 5.2.

14.                              AMENDMENT OR TERMINATION OF THE PLAN.

14.1                       The Plan shall continue until November 1, 2024 unless otherwise terminated in accordance with Section 14.2.

14.2                       The Board may, in its sole discretion, insofar as permitted by law, terminate or suspend the Plan, or revise or amend it in any respect whatsoever, except that, without approval of the Shareholders, no such revision or amendment shall increase the number of shares subject to the Plan, other than an adjustment under Section 11 of the Plan.  The Board may delegate its powers under this Section 14.2 to the Committee.

15.                              ADMINISTRATION.

The Board shall appoint a Committee consisting of at least two members of the Board who will serve for such period of time as the Board may specify and whom the Board may remove at any time.  The Committee will have the authority and responsibility for the day-to-day administration of the Plan, the authority and responsibility specifically provided in this Plan and any additional duty, responsibility and authority delegated to the Committee by the Board, which may include any of the functions assigned to the Board in this Plan.  The Committee may delegate to one or more individuals who are not members of the Board the day-to-day administration of the Plan, to the extent permitted under applicable law.  The Committee shall have full power and authority to promulgate any rules and regulations which it deems necessary for the proper administration of the Plan, to interpret the provisions and supervise the administration of the Plan, to make factual determinations relevant to Plan entitlements and to take all action in connection with administration of the Plan as it deems necessary or advisable, consistent with the delegation from the Board.  Decisions of the Board and the Committee shall be final and binding upon all Participants.  Any decision reduced to writing and signed by a majority of the members of the Committee shall be fully effective as if it had been made at a meeting of the Committee duly held.  The Corporation shall pay all expenses incurred in the administration of the Plan.  No Board or Committee member shall be liable for any action or determination made in good faith with respect to the Plan or any option granted hereunder.

16.                              COMMITTEE RULES FOR FOREIGN JURISDICTIONS.

The Committee may adopt rules, procedures and/or sub-plans relating to the operation and administration of the Plan to accommodate requirements of local law and procedures outside of the United States.  To the extent inconsistent with the requirements of Section 423 of the Code, such rules, procedures and/or sub-plans shall be considered part of the Non-423 Component of the Plan.  The rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of Section 8.1, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan.  Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules and procedures regarding eligibility, the definition of Compensation, handling of Contributions, payment of interest, conversion of local currency, payroll tax, withholding procedures, beneficiary designation requirements, restrictions on shares of Common Stock and handling of stock certificates which vary with local requirements.

17.                              SECURITIES LAWS REQUIREMENTS.

The Corporation shall not be under any obligation to issue Common Stock upon the exercise of any option unless and until the Corporation has determined that: (i) it and the Participant have taken all actions required to register the Common Stock under the Securities Act of 1933, or to perfect an exemption from the registration requirements thereof; (ii) any applicable listing requirement of any stock exchange on which the Common Stock is listed has been satisfied; and (iii) all other applicable provisions of state, federal and applicable foreign law have been satisfied.

18.                              GOVERNMENTAL REGULATIONS.

This Plan and the Corporation’s obligation to sell and deliver shares of its Common Stock under the Plan shall be subject to the approval of any governmental authority required in connection with the Plan or the authorization, issuance, sale, or delivery of stock hereunder.

19.                              NO ENLARGEMENT OF EMPLOYEE RIGHTS.

Nothing contained in this Plan shall be deemed to give any Employee the right to be retained in the employ of the Corporation or any Designated Company or to interfere with the right of the Corporation or Designated Company to discharge any Employee at any time.

20.                              GOVERNING LAW.

This Plan shall be governed by governed by and construed in accordance with the laws of the state of Delaware, United States of America, without regard to that state’s choice of law rules.  Should any provision of this Plan be determined by a court of competent jurisdiction to be unlawful or unenforceable in any jurisdiction, such determination shall in no way affect the application of that provision in any other jurisdiction, or any of the remaining provisions of the Plan.

21.                              EFFECTIVE DATE.

This Plan shall become effective on November 1, 2014.

22.                              REPORTS.

Individual accounts shall be maintained for each Participant in the Plan.  Statements of account shall be given to Participants at least annually.

23.                              DESIGNATION OF BENEFICIARY.

With respect to shares of Common Stock purchased by the Participant pursuant to the Plan and cash, if any, held in an account maintained by the Corporation or its assignee on the Participant’s behalf, the Participant may be permitted to file a written designation of beneficiary and thereafter change such designation of beneficiary by written notice.  Subject to local legal requirements, in the event of a Participant’s death, the Corporation or its assignee shall deliver such shares of Common Stock and/or cash to the designated beneficiary.

Subject to local law, in the event of the death of a Participant and in the absence of a beneficiary validly designated who is living at the time of such Participant’s death, the Corporation shall deliver such shares of Common Stock and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Corporation), the Corporation in its sole discretion, may deliver (or cause its assignee to deliver) such shares of Common Stock and/or cash to the spouse, dependent or relative of the Participant, or if no spouse, dependent or relative is known to the Corporation, then to such other person as the Corporation may determine.

All beneficiary designations will be in such form and manner as the Committee may designate from time to time.  Notwithstanding the other provisions of this Section 23 above, the Corporation and/or the Committee may decide not to permit such designations by Participants in non-U.S. jurisdictions, to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f).

24.                              CODE SECTION 409A.

The 423 Component of the Plan is exempt from the application of Code Section 409A and any ambiguities herein will be interpreted so as to be exempt from Code Section 409A.  The Non-423 Component of the Plan is intended to be exempt from the application of Section 409A of the Code under the short-term deferral exception and any ambiguities shall be construed and interpreted in accordance with such intent.  In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Committee determines that an option granted under the Plan may be subject to Code Section 409A or that any provision in the Plan would cause an option under the Plan to be subject to Code Section 409A, the Committee may amend the terms of the Plan and/or of an outstanding option granted under the Plan, or take such other action the Committee determines is necessary or appropriate, in each case, without the Participant’s consent, to exempt any outstanding option or future option that may be granted under the Plan from or to allow any such options to comply with Code Section 409A.  Notwithstanding the foregoing, the Corporation shall have no liability to a Participant or any other party if the option to purchase Common Stock under the Plan that is intended to be exempt from or compliant with Code Section 409A is not so exempt or compliant or for any action taken by the Committee with respect thereto.

25.                              TAX-QUALIFICATION.

Although the Corporation may endeavor to (i) qualify an option for favorable tax treatment under the laws of the United States or jurisdictions outside of the United States or (ii) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Corporation makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, notwithstanding anything to the contrary in this Plan, including Section 24.  The Corporation shall be unconstrained in its corporate activities without regard to the potential negative tax impact on Participants under the Plan.